EXHIBIT 99.1  SUPPLEMENTAL RESTATED FINANCIAL INFORMATION


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                                            F&M Bancorp
                                Supplemental Restated Financial Information
                                             Unaudited

                                                    As of or for the
                                                        six months                 As of or for the
(Dollars in thousands)                                ended June 30,           years ended December 31,
                                                  ---------------------    ---------------------------------
                                                      1999        1998         1998       1997         1996
                                                  ---------------------    ---------------------------------
Operating Data:
   Net interest income                              $26,294     $26,420      $52,340     $51,820     $48,105
   Provision for credit losses                          850       1,156        3,056       2,910       1,822
   Net interest income after provision for
     credit losses                                   25,444      25,264       49,284      48,910      46,283
   Noninterest income                                10,855      12,249       23,252      21,352      17,476
   Noninterest expenses                              24,977      26,080       53,934      50,674      50,199
   Income before provision for income taxes          11,322      11,433       18,602      19,588      13,560
   Provision for (benefit from) income taxes          3,030       3,174        5,046       5,251       3,196
   Net income                                         8,292       8,259       13,556      14,337      10,364


Balance Sheet Data (at period end):
   Loans, net of unearned income                   $897,857    $878,573     $891,741    $882,550    $829,229
   Total assets                                   1,463,573   1,366,570    1,450,647   1,339,461   1,273,803
   Total deposits                                 1,160,144   1,086,843    1,138,194   1,053,562   1,022,854
   Total shareholders' equity                       130,661     129,275      131,365     125,861     115,062
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